UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2012
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2012, JetBlue Airways Corporation (the "Company") held its 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting"). There were 283,253,605 shares of common stock entitled to be voted as of the record date and 265,738,527 shares were present in person or represented by proxy at the 2012 Annual Meeting. At that meeting, the stockholders of JetBlue Airways Corporation (the "Company") voted on three items:

1.	To elect eleven directors nominated by the Board of Directors to serve until the 2013 annual meeting of stockholders;
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
3.	To seek approval, on an advisory basis, of the compensation of JetBlue's named executive officers.

The results are as follows:

1.	The nominees for directors were elected based upon the following votes:

	For	Withheld	Broker non-votes
Dave Barger	224,332,462	1,735,662	39,670,403
Jens Bischof	224,349,661	1,718,463	39,670,403
Peter Boneparth	224,637,134	1,430,990	39,670,403
David Checketts	221,314,699	4,753,425	39,670,403
Virginia Gambale	224,609,698	1,458,426	39,670,403
Stephan Gemkow	224,350,869	1,717,255	39,670,403
Ellen Jewett	224,639,681	1,428,443	39,670,403
Stanley McChrystal	221,669,344	4,398,780	39,670,403
Joel Peterson	224,280,324	1,787,800	39,670,403
M. Ann Rhoades	221,312,404	4,755,720	39,670,403
Frank Sica	223,446,611	2,621,513	39,670,403

2.
The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved based upon the following votes:

Votes For	216,452,949
Votes Against	1,716,219
Abstentions	259,747

There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

Votes For	219,854,748
Votes Against	6,057,066
Abstentions	156,310
Broker non-votes	39,670,403

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: May 15, 2012	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)